FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 16th day of October, 2007, by and among COMPX INTERNATIONAL, INC., COMPX SECURITY PRODUCTS, INC., COMPX PRECISION SLIDES, INC., COMPX MARINE, INC., CUSTOM MARINE, INC. (f/k/a CUSTOM MARINE ACQUISITION, INC.), LIVORSI MARINE, INC., WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender, COMPASS BANK and COMERICA BANK (collectively referred to herein as the “Lenders”).

R E C I T A L S:

The Borrower, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of December 23, 2005 (referred to herein as the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.  In connection with the Credit Agreement, the Subsidiary Guarantors have executed the Subsidiary Guaranty Agreement in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders.

The Borrower and Subsidiary Guarantors have requested the Administrative Agent and the Lenders to:  (1) amend Sections 9.1, 10.1, 10.3 and 10.6 of the Credit Agreement as set forth herein; (2) amend the definition of “Consolidated Net Worth” as set forth herein; and (3)  modify certain additional provisions of the Credit Agreement as more fully set forth herein.

The Lenders, the Administrative Agent, the Subsidiary Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment to Section 1.1.  (a) The definition of “Consolidated Net Worth” set forth in Section 1.1 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Consolidated Net Worth” means, with respect to the Borrower and its Subsidiaries, on any date of determination, the total stockholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (excluding on a cumulative basis any adjustments for foreign currency translation); provided, however, for purposes of Section 9.2 the term “Consolidated Net Worth”: (1) shall be calculated without regard to the Affiliate Loans permitted pursuant to Section 10.3(h); and (2) shall be increased by the principal amount of the Permitted TIMET Debt relating to the Permitted TIMET Redemption.

(a)           Section 1.1 of the Credit Amendment is amended to add the following definitions:

“Permitted TIMET Debt” shall mean that certain unsecured term loan not to exceed $55,000,000.00 made by TIMET Finance Management Company to the Borrower and incurred to finance the Permitted TIMET Redemption, which is subordinate to the repayment of the Obligations upon terms and conditions satisfactory to the Administrative Agent.

“Permitted TIMET Redemption” shall mean the redemption by the Borrower of 2,696,420 shares of the Borrower’s Class A common stock, whether directly or indirectly through the purchase of shares of CompX Group, Inc. stock, from TIMET Finance Management Company the purchase price of which shall be paid by the Borrower by issuance of the Permitted TIMET Debt.

SECTION 2.02.  Amendment to Section 9.1.  Section 9.1 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 9.1.  Leverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) Total Funded Debt (excluding the Permitted TIMET Debt) on such date, to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be greater than 2.50 to 1.00.

SECTION 2.03.  Amendment to Section 10.1.  Section 10.1 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 10.1. Limitations on Debt.  Create, incur, assume or suffer to exist any Debt except:

(a)           the Obligations (excluding any Hedging Obligations);

(b)           Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender or the Bank of Montreal shall be deemed satisfactory to the Administrative Agent;

(c)           Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(q), and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

(d)           Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

(e)           unsecured Debt of the Borrower and the Domestic Subsidiaries in an aggregate amount not to exceed $5,000,000 on any date of determination (provided that such Debt may be secured to the extent that any such Debt is created, incurred, assumed or suffered to exist in connection with Capital Leases and purchase money financing);

(f)           Debt of the Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 on any date of determination;

(g)           intercompany Debt between the Borrower and any Subsidiary of the Borrower or between any Subsidiary of the Borrower and any other Subsidiary of the Borrower;

(h)           the Permitted TIMET Debt; or

(i)           Debt of any Person acquired in accordance with Section 10.3(c), including any renewal, extension or refinancing, but not any increase in the aggregate principal amount, thereof (provided that such Debt was not incurred in connection with such acquisition);

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

SECTION 2.04.  Amendment to Section 10.3.  Section 10.3 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 10.3.  Limitations on Loans, Advances, Investments and Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

(a)           investments (i) existing on the Closing Date in Subsidiaries, (ii) in Subsidiaries formed or acquired after the Closing Date so long as the Borrower and its Subsidiaries comply with the provisions of Section 8.10 and (iii) existing on the Closing Date in the form of loans, advances and investments described on Schedule 10.3;

(b)           investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within three hundred sixty-five (365) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than thirty (30)  days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) tax-exempt municipal bonds maturing within one hundred twenty (120) days from the date of acquisition thereof, (vi) any money market or bank fund investing only in the investments set forth above or (vii) investments held in trust or escrow accounts subject to government regulation, legal settlements, collateral requirements or other similar arrangements; and

(c)           investments by the Borrower or any of its Subsidiaries in the form of acquisitions of all, substantially all or a majority of the stock or assets of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (each, a “Permitted Acquisition”); provided that:

(i)           the Person to be acquired shall be a going concern, engaged in a business, or the assets to be acquired shall be used in a business which is similar, related or complimentary to the line of business of the Borrower and its Subsidiaries as required pursuant to Section 10.12;

(ii)           the Borrower or such Subsidiary (unless the Person to be acquired complies with Section 8.10), as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

(iii)           with respect to any Material Acquisition, the Borrower shall have delivered written notice of such proposed acquisition to the Administrative Agent (for delivery by the Administrative Agent to the Lenders) and the Lenders, which notice shall include the proposed closing date of such proposed acquisition, not less than twenty (20) calendar days prior to such proposed closing date;

(iv)           with respect to any Material Acquisition, the Borrower shall have delivered to the Administrative Agent copies of the Permitted Acquisition Documents;

(v)           with respect to any Material Acquisition, the Borrower shall have certified on or before the closing date of such proposed acquisition, in writing and in a form reasonably acceptable to the Administrative Agent and the Lenders, that such proposed acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

(vi)           no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

(vii)           the Borrower shall have complied with Section 8.10;

(viii)                      with respect to any Material Acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders an Officer’s Compliance Certificate dated as of the closing date of such proposed acquisition demonstrating, in form and substance reasonably satisfactory thereto, proforma compliance with each covenant contained in Article IX (both before and after giving effect to such proposed acquisition) (it being agreed by the Borrower, the Administrative Agent and the Lenders that such calculations shall assume that all Debt assumed or incurred in conjunction with such proposed acquisition was incurred at the beginning of the applicable calculation period and that all income and expenses associated with such proposed acquisition shall be treated as earned and included in the pro-forma calculations (both on a consolidated and consolidating basis));

(ix)           the Borrower shall have at least $10,000,000 in Liquidity both before and after giving effect to such proposed acquisition; and

(x)           the Person to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect;

(d)           investments by the Borrower or any of its Subsidiaries in the form of acquisitions of less than a majority of the capital stock or other ownership interests of any other Person; provided that:

(i)           the Person to be invested in shall be a going concern, engaged in a business which is similar, related or complimentary to the line of business of the Borrower and its Subsidiaries;

(ii)           the amount of the investment (regardless of the form of consideration), together with the aggregate amounts of all other investments pursuant to this Section 10.3(d), shall not exceed $10,000,000 during the term of this Agreement;

(iii)           neither the Borrower nor any Material Domestic Subsidiary or Material Foreign Subsidiary shall make any investment in which such party’s potential liability is not limited to the amount of its investment (i.e., investments as a general partner, in joint ventures, etc.);

(iv)           no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed investment;

(v)           the Borrower shall have complied with Section 8.10;

(vi)           the Borrower shall have at least $10,000,000 in Liquidity both before and after giving effect to such proposed investment; and

(vii)           the Person to be invested in is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect.

(e)           intercompany loans and advances in connection with intercompany Debt permitted under Section 10.1(g);

(f)           Hedging Agreements permitted pursuant to Section 10.1;

(g)           purchases of assets in the ordinary course of business; and

(h)           loans to Affiliates, the aggregate outstanding principal amount of which shall not exceed at any time $15,000,000 on terms that are no less favorable than would be obtained in a comparable arm’s length transaction (“Affiliate Loans”).

SECTION 2.05.  Amendment to Section 10.6.  Section 10.6 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 10.6.  Limitations on Dividends and Distributions.  Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure; provided that:

(a)           the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

(b)           any Subsidiary may pay cash dividends to the Borrower;

(c)           the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed the lesser of (i) twelve and one-half cents ($0.125) per share in any calendar quarter, or (ii) $8,000,000 in any calendar year;

(d)           the Borrower may redeem shares of its capital stock pursuant to the Permitted TIMET Redemption; and

(e)           in addition to transactions permitted under subsection (c) above, the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed, during the term of this Agreement, the sum of (i) $20,000,000 plus (ii) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2005.  The Borrower, Administrative Agent and Lenders acknowledge and agree that Affiliate Loans made pursuant to Section 10.3(h) shall not be construed as a purchase, redemption, retirement or other acquisition by Borrower of its capital stock prohibited by this Section 10.6.

SECTION 3.  Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a)  receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)  receipt by the Administrative Agent of all documents which the Administrative Agent may reasonably request;

(c)  the fact that the representations and warranties of the Borrower and Subsidiary Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true on and as of such earlier date; and

(d)  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Subsidiary Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5.  Representations and Warranties.  The Borrower and Subsidiary Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)  No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.

(b)  The Borrower and Subsidiary Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c)  This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Subsidiary Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Subsidiary Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)  The execution and delivery of this Amendment and the performance by the Borrower and Subsidiary Guarantors hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Subsidiary Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Subsidiary Guarantor or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Subsidiary Guarantor is party or by which the assets or properties of the Borrower, and Subsidiary Guarantors are or may become bound.

(e)  The Collateral Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Agreement and prior to all Liens other than Liens permitted under Section 10.2 of the Credit Agreement.

SECTION 6.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 7.  Effective Date.  This Amendment shall be effective as of September, 2007 (the “First Amendment Effective Date”).

SECTION 8.  Expenses.  The Borrower and Subsidiary Guarantors agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

SECTION 9.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Consent by Subsidiary Guarantors.  The Subsidiary Guarantors consent to the foregoing amendments.  The Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Subsidiary Guaranty Agreement, said Subsidiary Guaranty Agreement being hereby ratified and affirmed.  The Subsidiary Guarantors hereby expressly agree that the Subsidiary Guaranty Agreement, is in full force and effect.

SECTION 11.  Amendment and Extension Fee.  On the date hereof, the Borrower and Subsidiary Guarantors shall pay to the Administrative Agent for the account of each Lender an amendment and extension fee of $5,000.00 per Lender.

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        WCSR  3728358v6

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

[CORPORATE SEAL]                                                                COMPX INTERNATIONAL, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Chief Financial Officer

[CORPORATE SEAL]                                                                COMPX SECURITY PRODUCTS, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Vice President - Finance

[CORPORATE SEAL]                                                                COMPX PRECISION SLIDES, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Treasurer

[CORPORATE SEAL]                                                                COMPX MARINE, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Chief Financial Officer

[CORPORATE SEAL]                                                                CUSTOM MARINE, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Chief Financial Officer

[CORPORATE SEAL]                                                                LIVORSI MARINE, INC.

By:  /s/ Darryl R. Halbert                                                                (SEAL)
Name:  Darryl R. Halbert
Title:  Chief Financial Officer
ADMINISTRATIVE AGENT AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:   /s/Thomas F. Snider
Name:  Thomas F. Snider
Title:  Senior Vice President

[Signature pages continued on the following page]

COMPASS BANK,
as Lender

By:  /s/Key Coker
Name: Key Coker
Title:   Executive Vice President

[Signature pages continued on the following page]

COMERICA BANK,
as Lender

By:   /s/William B. Dridge
Name: William B. Dridge
Title:   Vice President

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